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EXHIBIT 3.A.


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   NBI, INC.


          We, the undersigned, President and Assistant Secretary, respectively, of NBI, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST. The Board of Directors of the Corporation duly adopted resolutions containing the amendments to the Certificate of Incorporation of the Corporation set forth below, declaring such amendments to be advisable and calling for the consent of the stockholders of the Corporation to such amendment.

          SECOND. A majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendments at the Annual Meeting of Shareholders, held January 12, 1995. The amendments were in all respects duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          THIRD. Article FIFTH, Paragraph A of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          A. The number of directors shall be fixed by, or in the manner provided in, the Bylaws.

          FOURTH: Article EIGHTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

EIGHTH: A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred on stockholders herein are granted subject to this reservation.

          B. The Board of Directors is expressly authorized and empowered to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders

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          of the Corporation to alter or repeal any Bylaw made by the Board of
          Directors.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jay H. Lustig, its President, and John G. Lewis, its Assistant Secretary, this 27th day of February, 1995.

                              NBI, INC.



                              By: /s/ Jay H. Lustig
                                 --------------------------------------
                                 Jay H. Lustig, Chief Executive Officer



ATTEST:


/s/ John G. Lewis
----------------------------------
John G. Lewis, Assistant Secretary

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